RIGHTS CERTIFICATE #:	NUMBER OF RIGHTS

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE COMPANY'S PROSPECTUS
DATED _____ __, 2008 (THE "PROSPECTUS") AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF
THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM T BANCSHARES, INC.

T Bancshares, Inc.
Incorporated under the laws of the State of Texas

TRANSFERABLE SUBSCRIPTION RIGHTS CERTIFICATE

Evidencing Transferable Subscription Rights to Purchase Shares of Common Stock of T Bancshares, Inc.

Subscription Price: $7.50 per Share

THE SUBSCRIPTION RIGHTS WILL EXPIRE IF NOT EXERCISED ON OR BEFORE 5:00 P.M., NEW YORK CITY TIME,
ON _______ __, 2008, UNLESS EXTENDED BY T BANCSHARES, INC.

REGISTERED
        OWNER:

THIS CERTIFIES THAT the registered owner whose name is inscribed hereon is the owner of the number of transferable subscription rights (“Rights”) set forth above. Each whole Right entitles the holder thereof to subscribe for and purchase one share of Common Stock, with a par value of $0.01 per share, of T Bancshares, Inc., a Texas corporation, at a subscription price of $7.50 per share (the “Basic Subscription Privilege”), pursuant to a rights offering (the “Rights Offering”), on the terms and subject to the conditions set forth in the Prospectus and the “Instructions as to Use of T Bancshares, Inc. Subscription Rights Certificates” accompanying this Subscription Rights Certificate. If any shares of Common Stock available for purchase in the Rights Offering are not purchased by other holders of Rights pursuant to the exercise of their Basic Subscription Privilege (the “Excess Shares”), any Rights holder that exercises its Basic Subscription Privilege in full may subscribe for a number of Excess Shares pursuant to the terms and conditions of the Rights Offering, subject to proration, as described in the Prospectus (the “Over-Subscription Privilege”). The Rights represented by this Subscription Rights Certificate may be exercised by completing the appropriate sections on the reverse side hereof and by retuning the full payment of the subscription price for each share of Common Stock in accordance with the “Instructions as to Use of T Bancshares, Inc. Subscription Rights Certificates” that accompany this Subscription Rights Certificate.

This Subscription Rights Certificate is not valid unless countersigned by the subscription agent and registered by the registrar. Witness the seal of and the signatures of its duly authorized officers.

Dated:

PATRICK G. ADAMS	_______________, Secretary
President and Chief Executive Officer

DELIVERY OPTIONS FOR SUBSCRIPTION RIGHTS CERTIFICATE
Delivery to an address other than the address listed below will not constitute valid delivery. Delivery by facsimile will not constitute valid delivery.

By Mail or Overnight Courier:	By Hand:
American Stock Transfer & Trust Company	American Stock Transfer & Trust Company
Operations Center	Attn: Reorganization Department
Attn: Reorganization Department	59 Maiden Lane, Plaza Level
6201 15th Avenue	New York, NY 10038
Brooklyn, NY 11219

Telephone Number for Confirmation (718) 921-8317

PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY

SECTION 1-EXERCISE OF SUBSCRIPTION RIGHTS

To subscribe for shares of Common Stock pursuant to an exercise of all or a portion of your Rights, please complete the following and sign under Section 4 below.

(a) EXERCISE OF BASIC SUBSCRIPTION RIGHTS:      I subscribe for ______________ shares at $7.50 each = $__________________
                                                                                                                             (No. of new shares)       (Subscription price)      (Amount enclosed)

(b) EXERCISE OF OVER-SUBSCRIPTION PRIVILEGE:  I subscribe for ______________ shares at $7.50 each = $__________________
                        (No. of new shares)       (Subscription price)     (Amount enclosed)

NOTE: You may subscribe for additional shares pursuant to your Over-subscription Privilege only if you exercised your Basic Subscription Privilege in full.

TOTAL AMOUNT ENCLOSED: $_______________________

METHOD OF PAYMENT (PLEASE INDICATE):

☐	CHECK ENCLOSED: Certified check or cashier’s check drawn upon a U.S. bank, or express money order payable to American Stock Transfer & Trust Company, as Subscription Agent.

☐
FUNDS WIRED: Wire transfer of immediately available funds directly to the account maintained by American Stock Transfer & Trust Company, as Subscription Agent, for purposes of the Rights Offering at JPMorgan Chase Bank, ABA #021000021, Account #___________. (PLEASE PROVIDE WIRE REFERENCE NUMBER):____________________________

SECTION 2-SPECIAL ISSUANCE OR DELIVERY INSTRUCTIONS

To be completed ONLY if the certificate representing the Common Stock issuable upon exercise of the Rights is to be issued in a name other than that of the registered holder or is to be delivered to an address different from that shown on the face of this Subscription Rights Certificate. Complete the following, sign under Section 4 and have your signature guaranteed under Section 5 below.

Please issue the certificate representing the Common Stock in the following name and \or deliver to the following address:

_____________________________________________________________________________________________________________________________________________________
Print Full Name and Tax ID or Social Security Number and Address

_____________________________________________________________________________________________________________________________________________________

SECTION 3-SALE OR TRANSFER OF RIGHTS TO DESIGNATED TRANSFEREE OR THROUGH BANK OR BROKER

To sell or transfer all or a portion of your Rights to another person, complete this section and have your signature guaranteed under Section 5. To sell your Rights through your bank or broker, sign below under this Section 3 and have your signature guaranteed under Section 5, but leave the rest of this Section 3 blank.

For value received, ____________________ of the Rights represented by this Subscription Rights Certificate are assigned to:

_____________________________________________________________________________________________________________________________________________________
Print Full Name and Tax ID or Social Security Number and Address of Assignee

_____________________________________________________________________________________________________________________________________________________

Signature(s) : _____________________________________________________________________________________________________

IMPORTANT: The signature(s) must correspond with the name(s) as printed on the reverse of this Subscription Rights Certificate in every particular, without alteration or enlargement, or any change whatsoever.

SECTION 4-SIGNATURE

TO SUBSCRIBE: I acknowledge that I have received the Prospectus for this Rights Offering and I hereby irrevocably subscribe for the number of shares of Common Stock indicated above on the terms and conditions specified in the Prospectus.

Signature(s) : ___________________________________________________________________________________________________________

IMPORTANT: The signature(s) must correspond with the name(s) as printed on the reverse of this Subscription Rights Certificate in every particular, without alteration or enlargement, or any change whatsoever.

If you are signing in your capacity as a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or another acting in a fiduciary or representative capacity, please provide the following information:

Name: _____________________________________________________________________________________________________________________

Capacity: _______________________________________________Tax ID or Social Security Number: ________________________________________

SECTION 5-SIGNATURE GUARANTEE

YOU MUST HAVE YOUR SIGNATURE(S) GUARANTEED IF YOU HAVE COMPLETED ANY PORTION OF SECTION 2 OR SECTION 3

Signature Guaranteed: ____________________________________________________________________________________________________
(Name of Bank or Firm)

By: __________________________________________________________________________________________________________________
(Signature of Officer)

IMPORTANT: Your signature(s) must be guaranteed by an eligible guarantor institution (for example, a bank, stockbroker, savings & loan association or credit union) with membership in an approved signature guarantee medallion program pursuant to Rule 17Ad-15 of the Securities Exchange Act of 1934, and amended.

PLEASE CONSULT THE “INSTRUCTIONS AS TO THE USE OF T BANCSHARES, INC. SUBSCRIPTION RIGHTS CERTIFICATES” ACCOMPANYING THIS SUBSCRIPTION RIGHTS CERTIFICATE. IF YOU HAVE QUESTIONS, PLEASE CONTACT AMERICAN STOCK TRANSFER & TRUST COMPANY, THE SUBSCRIPTION AGENT, AT (718) 921-8200 OR YOUR BANK OR BROKER.